Exhibit (i)(1)


Willkie Farr & Gallagher LLP

                                                         787 Seventh Avenue
                                                         New York, NY 10019-6099

                                                         212 728 8000
                                                         Fax: 212 728 8111


December 10, 2004

Credit Suisse Target Return Fund
466 Lexington Avenue
New York, New York  10017-3147

Ladies and Gentlemen:

You have requested us, as counsel to Credit Suisse Target Return Fund (the "Fund"), a statutory trust organized under the laws of the State of Delaware, to furnish you with this opinion in connection with the establishment of the Fund and the preparation of a registration statement on Form N-1A covering the offer and sale of shares of beneficial interest of the Fund (the "Shares"), which are designated "Class A Shares," "Class C Shares" and "Common Class Shares."

We have examined copies of the Certificate of Trust, Trust Instrument and By-Laws of the Fund, the Fund's prospectuses and statement of additional information (the "Statement of Additional Information") included in its Registration Statement on Form N-1A (Securities Act File No. 333-118285 and Investment Company Act File No. 811-21617) (as amended, the "Registration Statement"), all resolutions adopted by the Fund's Board of Trustees (the "Board") at its organizational meeting held on August 11, 2004 and at a meeting held on November 29, 2004, resolutions of the sole shareholder of the Fund, consents of the Board and other records, documents and papers that we have deemed necessary for the purpose of this opinion. We have also examined such other statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of the material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when and if duly sold, issued and paid for in accordance with the laws of applicable jurisdictions and the terms of the Trust Instrument, the By-Laws and the Registration Statement, will be validly issued, fully paid and nonassessable beneficial interests in the Fund assuming (i) that at the time of sale such Shares are sold in excess of the price established pursuant to the resolutions authorizing the issuance of such Shares; and (ii) that the resolutions of the Board authorizing the issuance of the Shares that are in effect on the date hereof have not been modified or withdrawn and are in full force and effect on the date of issuance.

Credit Suisse Target Return Fund
December 10, 2004
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Statement of Additional Information and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration or qualification of the Fund or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters governed by the State of Delaware, we have relied solely upon the opinion of Richards, Layton & Finger, P.A., which is attached hereto, and our opinion is subject to the assumptions and limitations set forth therein.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP